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                                                                   EXHIBIT 10.37


Silicon Valley Bank

     Amendment to Loan Documents

Borrower:   APPLIED IMAGING CORP.
Address:    2380 Walsh Avenue
            Santa Clara, CA  95051

Date:       September 28, 2001

         THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower"), with reference to the various loan and security agreements and other documents, instruments and agreements between them, including but not limited to that certain Loan and Security Agreement dated September 9, 1999 (as amended, if at all, the "Existing Loan Agreement"; the Existing Loan Agreement and all related documents, instruments and agreements may be referred to collectively herein as the "Existing Loan Documents").

         The Parties agree to amend the Existing Loan Documents, as follows:

         1. Present Loan Balance. Borrower acknowledges that the present unpaid principal balance of the Borrower's indebtedness, liabilities and obligations to Silicon under the Existing Loan Documents, including interest accrued through 9/28/01 is $1,174,720.78 (the "Present Loan Balance"), and that said sum is due and owing without any defense, offset, or counterclaim of any kind.

         2. Amendment to Existing Loan Documents. The Existing Loan Agreement is hereby amended and restated in its entirety (and accordingly superceded) by, and to read as set forth in, that certain Loan and Security Agreement dated as of even date herewith (the "New Loan Agreement"). The New Loan Agreement and all related documents, instruments, and agreements are referred to collectively herein as the "New Loan Documents". The Borrower acknowledges that the Present Loan Balance shall be the opening balance of the Loans pursuant to the New Loan Documents as of the date hereof, and shall, for all purposes, be deemed to be Loans made by Silicon to the Borrower pursuant to the New Loan Agreement. Notwithstanding the execution of the New Loan Documents, the following Existing Loan Documents (other than the Existing Loan Agreement) shall continue in full force and effect (except to the extent that any provisions in such Existing Loan Documents are in actual conflict with any provisions relative to the subject matter thereof set forth in the New Loan Documents, in which case such New Loan Documents provisions shall control and such conflicting Existing Loan Documents provisions shall no longer be of any force or effect; it being expressly acknowledged and agreed that the negative pledge agreement dated September 9, 1999 by Borrower in favor of Silicon is expressly superceded by the negative covenants (with applicable exceptions, provisos, and carve-outs) set


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forth in the New Loan Agreement and corresponding new intellectual property security agreement constituting a New Loan Document) and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations (as defined in the New Loan Documents): All standard documents of Silicon entered into by the Borrower in connection with Letters of Credit and/or Foreign Exchange Contracts; all security agreements, collateral assignments and mortgages, including but not limited to those relating to patents, trademarks, copyrights and other intellectual property; all lockbox agreements and/or blocked account agreements; and all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Silicon. In addition, solely in the event the Borrower has previously issued any stock options, stock purchase warrants or securities to Silicon, the same and all documents and agreements relating thereto shall also continue in full force and effect.

         3. Limited Waivers. Silicon hereby waives the following Events of Default in existence under the Existing Loan Documents immediately prior to the execution and delivery of the New Loan Agreement (collectively, the "Designated Existing Defaults"):

             (a)  any non-compliance with any financial covenant set forth in
Section 6.7 of the Existing Loan Agreement; and

             (b) any Event of Default arising solely from the granting by Borrower of "Permitted Exclusive Assay Provider Licenses" (as such term is defined in the New Loan Agreement), to the extent the same is in violation of the applicable provisions of the Existing Loan Documents.

It is understood by the parties hereto, however, that such waivers do not constitute a waiver of any Event of Default thereunder other than the Designated Existing Defaults, nor a waiver of any other provision or term of the Existing Loan Agreement or any other Existing Loan Document.

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     4. General Provisions. This Amendment and the New Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

Borrower:                                         Silicon:

APPLIED IMAGING CORP.                             SILICON VALLEY BANK


   By /s/ Carl Hull                               By  /s/ Chitra Suriyanarayanan
     -------------------------------                 ---------------------------
       President or Vice President                Title   Account Manager
                                                       -------------------------
   By  /s/ Barry Hotchkies
     -------------------------------
       Secretary or Ass't Secretary


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